UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2025

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 25, 2025, the Registrant and certain of its wholly owned subsidiaries completed the previously announced acquisition of all the issued and outstanding equity interests of (i) Ultra PMES Limited, (ii) Measurement Systems, Inc., (iii) EMS Development Corporation, and (iv) DNE Technologies, Inc. (collectively, the “Business”) from Ultra Electronics Holdings Limited (“Seller”). Pursuant to the terms of the Purchase Agreement (as defined in Item 1.01 to the Registrant’s Current Report on Form 8-K filed July 8, 2024), the purchase price at closing was approximately $550 million in cash, subject to customary adjustments for cash, debt, working capital and transaction expenses (the “Purchase Price”). The Registrant funded the Purchase Price and the payment of acquisition-related expenses through a combination of cash on hand and proceeds from previously consummated debt financings described in Item 1.01 to the Registrant’s Current Report on Form 8-K filed on August 7, 2024.

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which was attached as Exhibit 10.15 to the Registrant’s Form 10-K for the fiscal year ended September 30, 2024, filed on November 29, 2024, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 28, 2025, the Registrant issued a press release (furnished as Exhibit 99.1 to this report) announcing that it has completed the acquisition of the Business.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 28, 2025
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

Forward Looking Statements

Statements contained in this Form 8-K and its Exhibits regarding future events are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the transaction include, but are not limited to, the Registrant’s ability to promptly and effectively integrate the Business after closing, and the Registrant’s ability to obtain expected cost savings and synergies of the transaction; operating costs, customer loss and business disruption (including difficulties maintaining relationships with Business employees, customers or suppliers) that may be greater than expected following the consummation of the transaction; and other risks and uncertainties described in described in Item 1A, Risk Factors, of the Registrant’s annual report on Form 10-K for the year ended September 30, 2024; and the other factors set forth under “Forward Looking Statements” in Exhibit 99.1. Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, estimates, variations of such words, and similar expressions are intended to identify such forward-looking statements.

Investors are cautioned that such statements are only predictions and speak only as of the date of this Report, and the Registrant undertakes no duty to update them except as may be required by applicable laws or regulations. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2025

ESCO TECHNOLOGIES INC.

By:	/s/ David M. Schatz
David M. Schatz
Senior Vice President, General Counsel and Secretary